                                  EXHIBIT (11)

                      TEMPLE-INLAND INC. AND SUBSIDIARIES
                    STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                       (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                           YEAR ENDED
                                                            -----------------------------------------
                                                            JANUARY 1,     JANUARY 2,    DECEMBER 28,
                                                               1994           1993           1991
                                                            ----------     ----------    ------------
Primary
Average common shares outstanding.........................      55,337         55,136        54,811
Net effect of dilutive stock options based on treasury
  stock method using average market price.................         191            399           437
                                                            ----------     ----------    ------------
          Weighted average shares outstanding.............      55,528         55,535        55,248
                                                            ----------     ----------    ------------
                                                            ----------     ----------    ------------
Net income:
  Income before accounting changes........................   $  67,350      $ 146,910      $138,418
  Cumulative effect of accounting changes.................      50,000             --            --
                                                            ----------     ----------    ------------
  Net income..............................................   $ 117,350      $ 146,910      $138,418
                                                            ----------     ----------    ------------
                                                            ----------     ----------    ------------
Earnings per share:
  Before accounting changes...............................   $    1.21      $    2.65      $   2.51
  Effect of accounting changes............................         .90             --            --
                                                            ----------     ----------    ------------
  Earnings per share......................................   $    2.11      $    2.65      $   2.51
                                                            ----------     ----------    ------------
                                                            ----------     ----------    ------------
Fully Diluted
Average common shares outstanding.........................      55,337         55,136        54,811
Net effect of dilutive stock options based on treasury
  stock method using the closing market price, if higher
  than average market price...............................         239            407           546
                                                            ----------     ----------    ------------
          Weighted average shares outstanding.............      55,576         55,543        55,357
                                                            ----------     ----------    ------------
                                                            ----------     ----------    ------------
Net income:
  Income before accounting changes........................   $  67,350      $ 146,910      $138,418
  Cumulative effect of accounting changes.................      50,000             --            --
                                                            ----------     ----------    ------------
  Net income..............................................   $ 117,350      $ 146,910      $138,418
                                                            ----------     ----------    ------------
                                                            ----------     ----------    ------------
Earnings per share:
  Before accounting changes...............................   $    1.21      $    2.64      $   2.50
  Effect of accounting changes............................         .90             --            --
                                                            ----------     ----------    ------------
  Earnings per share......................................   $    2.11      $    2.64      $   2.50
                                                            ----------     ----------    ------------
                                                            ----------     ----------    ------------